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                                                                   EXHIBIT 10.84

                             SUN MICROSYSTEMS, INC.
                  U.S. NON-QUALIFIED DEFERRED COMPENSATION PLAN
                         Amended as of December 16, 1998




























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                                TABLE OF CONTENTS

                                                                              Page
1.   Purpose ..................................................................4
2.   Definitions...............................................................4
3.   Eligibility ..............................................................6
4.   Election to Participate in Plan...........................................6
5.   Accounts..................................................................7
6.   Deferral Increments and Growth............................................7
7.   Earnings or Losses on Accounts............................................7
8.   Certain In-Service Account Distributions..................................8
9.   Statements................................................................8
10.  Form and Time of Payment of Accounts......................................8
11.  Effect of Death of Participant............................................9
12.  General Duties of Trustee................................................10
13.  Withholding Taxes........................................................10
14.  Participant's Unsecured Rights...........................................10
15.  Non-assignability of Interests...........................................11
16.  Limitation of Rights.....................................................11
17.  Administration of the Plan...............................................11
18.  Amendment or Termination of the Plan.....................................11
19.  Choice of Law and Claims Procedure.......................................12
20.  Execution and Signature..................................................12

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                             SUN MICROSYSTEMS, INC.
                  U.S. NON-QUALIFIED DEFERRED COMPENSATION PLAN
                         AMENDED AS OF DECEMBER 16, 1998


         Sun Microsystems, Inc. (the "Company"), acting on behalf of itself and its U.S. subsidiaries, initially adopted the Sun Microsystems, Inc. U.S. Non-Qualified Deferred Compensation Plan (the "Plan"), effective July 1, 1995.

                                    RECITALS

         1. The Company maintains the Plan, a deferred compensation plan for the benefit of a select group of management or highly compensated employees of the Company as well as members of the Company's Board of Directors.

         2. Under the Plan, the Company is obligated to pay vested accrued benefits to Plan Participants and their Beneficiary or Beneficiaries from the Company's general assets.

         3. The Company intends to enter into an agreement (the "Trust Agreement") with a person or persons, including an entity, who shall serve as trustee (the "Trustee") under an irrevocable trust, to be used in connection with the Plan (the "Trust").

         4. The Company intends to make contributions to the Trust so that such contributions will be held by the Trust and invested, reinvested and distributed, all in accordance with this Plan and the Trust Agreement.

         5. The Company intends that amounts contributed to the Trust and the earnings thereon shall be used by the Trustee to satisfy the liabilities of the Company under the Plan with respect to each Plan Participant for whom an Account has been established and such utilization shall be in accordance with the procedures set forth herein.

         6. The Company intends that the Trust be a "grantor trust" with the principal and income of the Trust treated as assets and income of the Company for federal and state income tax purposes.

         7. The Company intends that the assets of the Trust shall at all times be subject to the claims of the general creditors of the Company as provided in the Trust Agreement.

         8. The Company intends that the existence of the Trust shall not alter the characterization of the Plan as "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall not be construed to provide income to Plan Participants under the Plan prior to actual payment of the vested accrued benefits hereunder.

         NOW THEREFORE, the Company does hereby adopt this amended and restated Plan as follows and does also hereby agree that the Plan shall be structured, held and disposed of as follows:


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         1. Purpose: The Plan provides Participants an opportunity to defer payment of a portion of:

                   - Employee salary and incentive bonus/commissions (for Sales Vice Presidents and Directors);

                   -       Employee annual bonus awards; and

                   -       Board of Directors retainer payments.

         2. Definitions:

                  (a) Account means a bookkeeping account established pursuant to Section 5(a) for Compensation that is subject to a Participant's deferral election.

                  (b) Beneficiary means the person or persons designated by the Participant or by the Plan under Section 11(b) to receive payment of the Participant's Account in the event of the Participant's death.

                  (c) Board means the Board of Directors of the Company, as constituted from time to time.

                  (d) Committee means the Benefits Plan Committee, appointed by the Board from time to time.

                  (e) Company means Sun Microsystems, Inc. and its U.S. subsidiaries.

                  (f) Compensation means:

                      (i) The amount of the Eligible Employee's base salary paid by the Company or one of its U.S. subsidiaries; and

                      (ii) The amount paid by the Company or one of its U.S. subsidiaries to an Eligible Employee as an annual corporate bonus award and any other bonus/incentive award that is approved by the Committee as earnings that can be deferred under the Plan (some incentive/bonus awards will not be eligible for deferral); and

                      (iii) For Sales Vice Presidents and Directors, incentive bonus/commissions; and

                      (iv) In the case of an Eligible Board Member, the amount of his or her director's fees from the Company, which includes only retainer payments. Compensation does not include directors' expense reimbursements or meeting fees.

                  For purposes of the foregoing, Compensation as described in clauses (i), (ii) and (iii) shall be eligible for deferral only to the extent such amounts are otherwise subject to U.S.
payroll reporting and withholding.

                  (g) Election Period means:


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                      (i) Generally June of each year; and

                      (ii) For newly hired vice presidents, at the sole discretion of the Benefits Plan Committee, may be eligible to enroll within thirty (30) days of hire.

                      (iii) With respect to the Plan Restatement, September,
1997.

                  (h) Eligible Board Member means a member of the Board (other than a member who is also an Eligible Employee).

                  (i) Eligible Employee means an officer of the Company or other common-law employee of the Company or one of its U.S. subsidiaries.

                  (j) Participant means an Eligible Board Member or an Eligible Employee who has elected to defer Compensation.

                  (k) Plan means this Sun Microsystems, Inc. U.S. Non-Qualified Deferred Compensation Plan, as amended from time to time.

                  (l) Plan Restatement means the amendment and restatement of the Plan as approved by the Board on August 13, 1997.

                  (m) Plan Restatement Effective Date means October 1, 1997.

                  (n) Retirement Date means the first day of the month coinciding with or next day following the Participant's termination of employment following the earlier of his or her:

                      (i) 65th birthday;

                      (ii) 60th birthday if the Participant has 5 years of Service;

                      (iii) 55th birthday if the Participant has 10 years of Service; or

                      (iv) 20th year anniversary of Service.

                  (o) Service means:

                      (i) Employment as a common-law employee of the Company or one of its subsidiaries; or

                      (ii) Period served as an elected Board Member.

                  A Participant's Service shall be determined by the Committee in its sole discretion.

                  (p) Total Disability means that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which may result in Participant's death, or condition which lasts, or may last, a continuous period

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of not less than twelve consecutive months. Total Disability shall be determined by the Committee in its sole discretion.

                  (q) Unforeseeable Emergency means a severe financial hardship to the Participant resulting from:

                      (i) Sudden or unexpected illness or accident of either the Participant or dependent of same; or

                      (ii) Loss of the Participant's property due to casualty or other extraordinary and unforeseeable circumstances beyond the control of the Participant.

                  Hardship shall not constitute an unforeseeable Emergency under the Plan to the extent that it is, or may be, relieved by:

                      (i) Reimbursement or compensation, by insurance or otherwise; or

                      (ii) Liquidation of the Participant's assets to the extent that the liquidation of such assets would not itself cause severe financial hardship.

                  An Unforeseeable Emergency under the Plan does not include:

                      (i) Sending a child to college; or

                      (ii) Purchasing a home, per Rev. Proc. 95-64.

                  (r) Year means the Company's fiscal year unless otherwise noted.

         3. Eligibility: Participation in the Plan is limited to Eligible Board Members, and Eligible Employees, who are eligible to participate in the Plan if:

                  (a) He or she is subject to U.S. income and social security taxes and not covered under a non-U.S. retirement plan;

                  (b) He or she is an officer, or his or her position is approved as a director level, or higher; or

                  (c) He or she has been designated expressly as an Eligible Employee by the Committee.

                  If a Participant receives a distribution described in Section 10(c), the Participant shall be ineligible to participate in the Plan for the balance of the Plan Year in which the distribution occurs and the following Plan Year.

         4. Election to Participate in Plan:

                  (a) Deferral Election. A Participant may elect to participate in the Plan by

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filing a written "Deferred Compensation Election Form" with the Company during any Election Period. Such election applies to applicable Compensation paid in payroll periods commencing after the close of the Election Period. A new election must be made for each Election Period. The Participant shall specify any amount subject to the limits described in Section 6(a). This can be expressed as a fixed dollar amount or as a percentage.

                  (b) Election Form. All deferral elections under this Section 4 shall be made in a manner prescribed for this purpose by the Committee.

         5. Accounts:

                  (a) Establishment of Account. The Company shall establish an Account for each Participant who duly files a Deferred Compensation Election Form.

                  (b) Credits to Account. A Participant's Account shall be credited with an amount equal to the percentage of each Compensation payment which would have been payable currently to the Participant but for the terms of the Deferred Compensation Election Form. Deferred Compensation for Participants shall be credited to the Participant's Account as of the first day of the month in which such deferred amounts would otherwise be paid to the Participant.

                  (c) Vesting. Participants shall at all times be 100% vested in their deferrals under the Plan and all earnings allocable thereto.

         6. Deferral Increments and Growth:

                  (a) The minimum deferral per year will be determined by the Committee.

                  (b) The Participant who is an Eligible Employee may elect to defer (less any withholding requirements).

                      (i) Up to 100% of any eligible annual bonus award; and

                      (ii) Up to 60% of base salary and incentive awards/commissions.

                  (c) The Participant who is an Eligible Board Member may elect to defer (less any withholding requirements), up to 100% of their retainer payments (to be credited to the account quarterly).

         7. Earnings or Losses on Accounts:

                  (a) General Rule. Subject to Section 7(c) below, the amount in a Participant's Account shall be adjusted for gain or loss on the last day of each month based on the performance of the investment options selected by the Participant in accordance with Section 7(b). Gain or loss shall be computed as if all amounts credited to the Account pursuant to Section 5(b) were credited as of the first day of the month, and all amounts withdrawn from the Account were withdrawn on the first day of the month.


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                  (b) Designation of Investment Indices by the Committee. The
Committee shall specify two or more investment funds that shall serve as benchmarks for the investment performance of amounts credited to the Accounts. Accounts shall be adjusted to reflect the gain or loss, net of any allocable costs or expenses, such accounts would experience had they actually been invested in the specified funds at the relevant times. The Committee may vary the available investment funds from time to time, but not more frequently than quarterly. Subject to Section 7(c), a Participant may select his or her investment options for new deferrals and contributions, or for amounts already credited to his or her Account, once per calendar quarter effective as of the first day of the following quarter using such form or forms as the Committee may specify.

                  (c) Pre-Plan Restatement Accounts. Notwithstanding anything in this Section 7 to the contrary, the balance in each Account as of the Plan Restatement Date shall be credited quarterly to reflect interest earned on the deferral in an amount determined by the Committee; provided, however, that Participants may elect to have earnings and losses on such Accounts credited instead in accordance with Section 7(a) and (b) after the Plan Restatement Date. Any such election shall be made prior to the Plan Restatement Date in such form and subject to such other terms and conditions as the Committee shall specify.

         8. Certain In-Service Account Distributions.

                  (a) After Completion of Two Years of Plan Participation. Each Participant may elect in his or her Deferred Compensation Election Form to have one or more distributions of a specified percentage or dollar amount of his or her Account, not more frequently than once in a Plan Year, commencing in his or her third year of participation, provided that the Participant has not terminated his or her Service with the Company. A Participant may delay once or cancel such distribution at any time prior to the date which is one year prior to the calendar year in which the originally scheduled distribution would take place, but such election is otherwise irrevocable.

                  (b) Previously Scheduled In-Service Distributions. Elections in effect prior to the Plan Restatement Date for in-service distributions prior to January 1, 2000 shall remain in full force and effect.

         9. Statements: Quarterly, and/or at intervals determined by the Committee, the Company shall prepare and deliver to each Participant a statement listing the amount credited to such Account as of the applicable date.

         10. Form and Time of Payment of Accounts:

                  (a) Timing and Method of Distribution of Accounts. In the event of a Participant's termination of Service on or after his or her Retirement Date, distribution of the value of the Participant's Account balance shall be made as soon as practicable after such termination consistent with the form of distribution specified on the Participant's Deferred Compensation Election Form. Available forms shall include either a lump sum payment or a series of installments. Accounts subject to installment payouts shall continue to be adjusted for gains or losses in the same manner as active Accounts. Notwithstanding the foregoing, the Participant who is receiving an installment payout on or after his or her Retirement Date may

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request a lump sum distribution of such Participant's Account. Any such lump sum distribution shall be at the sole discretion of the Committee, and shall be reduced by a penalty equal to ten percent (10%) of the amount otherwise distributable, which penalty shall be forfeited to the Company. A Participant may modify his or her elected form of distribution (i.e., lump sum or installments) at any time prior to the date that is three years before his or her first post-employment distribution. If a Participant modifies his or her elected form of distribution but his or her first post-employment distribution is less than three years following the date of the modification election, his or her prior elected form of distribution shall apply.

                  If the Participant terminates his or her service with the Company prior to his or her Retirement Date, (other than on account of death), he or she shall receive the value of his or her Account in one lump sum payment as soon as practicable after such termination.

                  If a Participant elects a distribution date prior to termination of Service, the distribution will be paid as soon as reasonably practicable in a lump sum after such distribution date.

                  (b) Disability or Emergency. In the event of Participant's Total Disability or Unforeseeable Emergency, and upon application by such Participant, the Committee may determine at its sole discretion that payment of all, or part, of such Participant's Account shall be made in a different manner, or on an earlier date than the time or times specified in Subsection (a) above. Payments due to Participant's Total Disability or Unforeseeable Emergency shall be permitted only to the extent reasonably required to satisfy the Participant's need.

                  (c) Early Distribution Penalty. Upon application by a Participant, the Committee may determine at its sole discretion that payments from such Participant's Account shall be made in a different manner, or on an earlier date than the time or times specified in Subsection (a) above. All distributions under this Subsection (c) shall be reduced by a penalty equal to 10 percent (10%) of the amount otherwise distributable. The penalty is forfeited to the Company. A Participant who receives a distribution under this Subsection
(c) is ineligible to participate in the Plan for the balance of the Plan Year in which the distribution occurs and the following Plan Year.

         11. Effect of Death of Participant:

                  (a) Distributions. In the event of a Participant's death while an Eligible Employee or Eligible Board Member (except in the case of a Participant's suicide during the first two years of their participation in the
Plan), the Participant's Account balance, together with an amount equal to two times the sum of (i) the Participant's actual deferrals under the Plan after the Plan Restatement Effective Date (exclusive of earnings), plus (ii) the Participant's actual deferrals under the Plan before the Plan Restatement Effective Date (exclusive of earnings) to the extent such deferrals are scheduled to be distributed on or after January 1, 2000, shall be distributed to the Participant's Beneficiary. Notwithstanding the foregoing, the amount to be determined pursuant to this paragraph (a), shall not exceed Three Million Dollars ($3,000,000). In the event of (i) a Participant's death while no longer an Eligible Employee or Eligible Board Member (as applicable), or (ii) a Participant's suicide during the first two years of their participation in the Plan, the Account balance, if any, shall be distributed to the Participant's

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Beneficiary. Any distributions pursuant to this paragraph shall be made to the
Beneficiary in three annual installments or, at the request of the Beneficiary and subject to the Committee's approval, in a single lump sum, commencing in either case as soon as reasonably practicable after the Participant's death. If installment payments are made, the remaining account balance (during the period of the installment payouts) shall cease to be credited with earnings on the investment chosen by the deceased Participant, and instead shall be credited with earnings based on a fixed rate of interest.

                  (b) Beneficiary Designation. Upon enrollment in the Plan, each Participant shall file a prescribed form with the Company naming a person or persons as the Beneficiary who will receive distributions payable under the Plan in the event of the Participant's death. If the Participant does not name a Beneficiary, or if none of the named Beneficiaries is living at the time payment is due, then the Beneficiary shall be:

                      (i) The spouse of the deceased Participant; or

                      (ii) The living children of the deceased Participant, in equal shares, if no spouse of the Participant is living; or

                      (iii) The estate of the Participant if neither spouse nor children of Participant are living.

                  The Participant may change the designation of a Beneficiary at any time in accordance with procedures established by the Committee. Designations of a Beneficiary, or an amendment or revocation thereof, shall be effective only if made in the prescribed manner and received by the Company prior to the Participant's death.

         12. General Duties of Trustee:

                  (a) Trustee Duties. The Trustee shall manage, invest and reinvest the Trust Fund as provided in the Trust Agreement. The Trustee shall collect the income on the Trust Fund, and make distributions therefrom, all as provided in this Plan and in the Trust Agreement.

                  (b) Company Contributions. While the Plan remains in effect, the Company shall make contributions to the Trust Fund at least once each year. As soon as practicable after the close of each Plan Year, the Company shall make an additional contribution to the Trust Fund to the extent that previous contributions to the Trust Fund for the current Plan Year are less than total future liabilities (other than death benefits) created with respect to Participants' Accounts as of the close of the current Plan Year. Contributions to the Trust Fund are based on liabilities created with respect to Participants' Accounts on and after the Plan Restatement Effective Date. The Trustee shall not be liable for any failure by the Company to provide contributions sufficient to pay all accrued benefits under the Plan in accordance with the terms of this Plan.

         13. Withholding Taxes: All distributions under the Plan shall be subject to reduction in order to reflect withholding tax obligations imposed by law.

         14. Participant's Unsecured Rights: The Account of any Participant, and such

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Participant's right to receive distributions from his or her Account, shall be considered an unsecured claim against the general assists of the Company; such Accounts are unfunded bookkeeping entries. The Company considers the Plan to be unfunded for tax purposes and for purposes of Title I of ERISA. No Participant shall have an interest in, or make claim against, any specified asset of the Company pursuant to the Plan.

         15. Non-assignability of Interests: The interest of a Participant under the Plan is not subject to option nor assignable by either voluntary or involuntary assignment or by operation of law, including without limitation to: bankruptcy, garnishment, attachment or other creditor's process. Any act in violation of this Section 15 shall make the Plan void.

         16. Limitation of Rights:

                  (a) Bonuses. Nothing in this Plan shall be construed to give any Eligible Employee any right to be granted a bonus award.

                  (b) Employment Rights. Neither the Plan nor deferral of any Compensation, nor any other action taken pursuant to the Plan, shall constitute, or be evidence of, any agreement or understanding, express or implied, that the Company or any of its subsidiaries will employ an Eligible Employee for any period of time, in any position at any particular rate of compensation. The Company and its subsidiaries reserve the right to terminate an Eligible Employee's Service at any time for any reason, except as otherwise expressly provided in a written employment agreement.

         17. Administration of the Plan: The Plan shall be administered by the Committee. The Committee shall have full power and authority to administer, interpret, establish procedures for administering the Plan, prescribe forms, and take any and all necessary actions in connection with the Plan. The Committee's interpretation and construction of the Plan shall be conclusive and binding on all persons. The Committee may appoint a plan administrator or any other agent and delegate to them such powers and duties in connection with the administra-tion of the Plan as the Committee may from time to time prescribe. In the event that any Participants are found to be ineligible, that is, not members of a select group of management or highly compensated employees, according to a determination made by the U.S. Department of Labor, the Committee shall take whatever steps it deems necessary, in its sole discretion, to equitably protect the interests of the affected Participants.

         18. Amendment or Termination of the Plan: The Board may amend, suspend, or terminate the Plan at any time; provided, however, that no such action shall reduce a Participant's Account under the Plan without the Participant's written consent. In the event of termination of the Plan, the Accounts of Participants shall continue to be credited with earnings until distributed pursuant to
Section 10, unless the Board prescribes an earlier time or different manner for the payment of such Accounts. Without limiting the generality of the foregoing, termination of the Plan following Change in Control shall constitute an event giving rise to distribution of Accounts. In such event, the Company shall pay all Account balances in a lump sum or in annual installments over three years (with earnings), in its discretion, to Participants and Beneficiaries of deceased Participants; and all deferrals and payment of benefits except as provided above shall cease. For purposes of this Plan, the term "Change in Control" shall mean the purchase or

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acquisition by any person, entity or group of persons, within the meaning of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, where the approval by the stockholders of the Company or a reorganization, merger or consolidation, in each case with respect to which persons who are stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

         19. Choice of Law and Claims Procedure:

                  (a) Choice of Law. The validity, interpretation, construction and performance of the Plan shall be governed by ERISA, and, to the extent that they are not preempted, by the laws of the State of California, excluding California's choice-of-law provisions.

                  (b) Claims and Review Procedure. In accordance with the regulations of the U.S. Secretary of Labor, the Committee shall:

                      (i) Provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied. Specific reasons for such denial must be presented in a clear and precise manner intended to be easily understood by such Participant or Beneficiary, and

                      (ii) Afford a reasonable opportunity for a full and fair review before the Board to any Participant or Beneficiary whose claim for benefits has been denied.

         20. Execution and Signature: To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name hereto:

                                    SUN MICROSYSTEMS, INC.




                                    By:
                                       ----------------------------------------
                                       Authorized Company Officer



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